UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2017 (February 3, 2017)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harborside 3, 210 Hudson St., Ste. 400

Jersey City, New Jersey 07311

(Address of Principal Executive Offices) (Zip Code)

(732) 590-1010

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02            Unregistered Sales of Equity Securities.

On February 3, 2017 (the “Closing Date”), Mack-Cali Realty, L.P. (the “Operating Partnership”), the operating partnership of Mack-Cali Realty Corporation (the “General Partner”), issued 42,800 shares of a new class of 3.5% Series A Preferred Limited Partnership Units of the Operating Partnership (the “Preferred Units”). The Preferred Units were issued in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, to sophisticated real estate investors who were  partners in a joint venture with the Operating Partnership that owns a development site (known as Plaza VIII & IX) adjacent to its Harborside property in Jersey City, New Jersey as consideration for their approximate 37.5 percent interest in the joint venture. Concurrent with the issuance of the Preferred Units, the Operating Partnership purchased from other partners in the same joint venture their approximate 12.5 percent interest for approximately $14.3 million in cash.  The results of these transactions increased the Operating Partnership’s interests in the joint venture from 50 percent to 100 percent.

Each Preferred Unit has a stated value of $1,000 (the “Stated Value”), pays dividends quarterly at an annual rate equal to the greater of (x) 3.5%, or (y) the then-effective annual dividend yield on the General Partner’s common stock, and is convertible into 28.15 common units of limited partnership interests of the Operating Partnership (“Common Units”) beginning generally five years from the date of issuance, or an aggregate of up to 1,204,820 Common Units. The conversion rate for the Preferred Units was based on a value of $35.52 per Common Unit, which was 125 percent of the five day trading average of the General Partner’s common stock ending three days before the Closing Date.  The Preferred Units have a liquidation and dividend preference senior to the Common Units and include customary anti-dilution protections for stock splits and similar events.  The Preferred Units are redeemable for cash at their Stated Value beginning five years from the date of issuance at the option of the holder.

A copy of the Certificate of Designation for the Preferred Units dated February 3, 2017 is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.03             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 3.02 above, which is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of 3.5% Series A Preferred Limited Partnership Units of Mack-Cali Realty, L.P. dated February 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: February 9, 2017	By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: February 9, 2017	By:	/s/ Anthony Krug
Anthony Krug
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of 3.5% Series A Preferred Limited Partnership Units of Mack-Cali Realty, L.P. dated February 3, 2017.